Exhibit 99.1


         Neiman Marcus, Inc. Reports Second Quarter Earnings


    DALLAS--(BUSINESS WIRE)--March 8, 2007--Neiman Marcus, Inc. today reported financial results for the second quarter of fiscal year 2007. On October 6, 2005, the Company announced the completion of the acquisition of Neiman Marcus, Inc. by an investor group led by Texas Pacific Group and Warburg Pincus LLC. The accompanying condensed consolidated statements of earnings and related information present the Company's results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The results of operations have been prepared by comparing the results of the Successor for the twenty-six weeks ended January 27, 2007 to the mathematical combination of the Successor and Predecessor periods in the twenty-six weeks ended January 28, 2006. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison. For further information related to the Company's financial results, refer to the Company's Form 10-Q and other information available from the Securities and Exchange Commission.

    Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Adjusted operating earnings exclude the impact of certain items as described below under "Other Items."

    For the 13 weeks ended January 27, 2007, the Company reported total revenues of $1.30 billion compared to $1.19 billion in the prior year. Comparable revenues increased 6.8 percent. Operating earnings for the second quarter of fiscal year 2007 were $127.8 million compared to $69.7 million for the second quarter of fiscal year 2006. Adjusted operating earnings were $145.9 million in the second quarter of fiscal year 2007 compared to $117.8 million in the second quarter of fiscal year 2006, an increase of 23.9%.

    For the 26 weeks ended January 27, 2007, the Company reported total revenues of $2.34 billion compared to $2.14 billion in the prior year. Comparable revenues increased 6.8 percent. Operating earnings for the 26 weeks ended January 27, 2007 were $282.1 million compared to $174.7 million for the comparable period a year ago. Adjusted operating earnings for the 26 weeks ended January 27, 2007 were $314.0 million compared to $258.1 million for the comparable period a year ago, an increase of 21.7%.

    See the attached schedule of "Other Operating Data" for the reconciliation of adjusted operating earnings and the Company's statements regarding the use of this non-GAAP financial measure.

    Other Items

    As a result of the acquisition, the Company recorded costs related to the amortization of customer lists and favorable lease commitments in the second quarter of fiscal year 2007 and 2006 of approximately $18.1 million and $18.7 million, respectively. In addition, the Company recorded other income of approximately $4.2 million in the first quarter of fiscal year 2007 which represents proceeds it received from its investment in an Internet retailer. The Company also recorded other non-cash items related to various valuation adjustments of approximately $7.0 million and $29.4 million in the first and second quarters of fiscal year 2006, respectively. Also, prior to consummation of the acquisition, the Company recorded in the first quarter of fiscal year 2006 transaction and other costs of approximately $23.5 million.

    In October 2006, the Company entered into an agreement to purchase the interest held by the minority investor of Kate Spade LLC for approximately $59.4 million. In November 2006, the Company entered into a definitive agreement to sell 100% of its ownership in Kate Spade LLC to Liz Claiborne, Inc. for pretax net cash proceeds of approximately $121.5 million. In December 2006, the Company completed both the purchase of the minority interest and the sale of Kate Spade LLC. Also, the Company sold its majority interest in Gurwitch Products, L.L.C. to Alticor Inc., in July 2006 for pretax net cash proceeds of approximately $40.8 million. The Company's financial statements reflect Kate Spade LLC and Gurwitch Products, L.L.C. as discontinued operations for all periods presented.

    In January 2007, the Company made a $175 million optional principal payment on its senior secured term loan facility.

    A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Thursday, March 8, 2007 beginning at 10:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

    From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

    The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the Company's success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company's senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

    These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.



                         NEIMAN MARCUS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)

                                               January 27, January 28,
(in thousands)                                    2007        2006
                                               ----------- -----------
                                               (Successor) (Successor)
ASSETS
-----------------------------------------------
Current assets:
  Cash and cash equivalents                      $188,547     $90,621
  Accounts receivable                              35,493      18,284
  Merchandise inventories                         812,291     769,276
  Other current assets                             98,638     115,286
  Current assets of discontinued operations             -      38,824
                                               ----------- -----------
    Total current assets                        1,134,969   1,032,291
                                               ----------- -----------

Property and equipment, net                     1,035,014   1,022,969
Goodwill and intangibles, net                   4,188,398   4,320,085
Other assets                                      114,659     120,357
Non-current assets of discontinued operations           -     114,947
                                               ----------- -----------
Total assets                                   $6,473,040  $6,610,649
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
-----------------------------------------------
Current liabilities:
  Accounts payable                               $264,372    $268,276
  Accrued liabilities                             426,985     363,822
  Notes payable and current maturities of long-
   term liabilities                                 3,425       3,707
  Current liabilities of discontinued
   operations                                           -      30,398
                                               ----------- -----------
    Total current liabilities                     694,782     666,203
                                               ----------- -----------

Long-term liabilities:
  Asset-based revolving credit facility                 -           -
  Notes and debentures                          3,020,809   3,195,614
  Deferred income taxes                         1,033,067   1,115,696
  Other long-term liabilities                     229,769     187,325
  Non-current liabilities of discontinued
   operations                                           -      16,560
                                               ----------- -----------
    Total long-term liabilities                 4,283,645   4,515,195
                                               ----------- -----------

Minority interest                                       -      13,024

Total shareholders' equity                      1,494,613   1,416,227
                                               ----------- -----------
Total liabilities and shareholders' equity     $6,473,040  $6,610,649
                                               =========== ===========




                         NEIMAN MARCUS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                             (UNAUDITED)

                   Thirteen Weeks Ended       Twenty-Six Weeks Ended
                --------------------------- --------------------------
(in thousands)  January 27,   January 28,   January 27,   January 28,
                    2007         2006            2007         2006
                ----------- --------------- ------------- ------------
                (Successor)   (Successor)    (Successor)   (Combined)

Revenues        $1,295,836      $1,194,481    $2,335,048   $2,140,665
Cost of goods
 sold including
 buying and
 occupancy
 costs             850,258         822,165     1,457,037    1,385,317
Selling,
 general and
 administrative
 expenses          283,581         266,618       531,113      499,512
Income from
 credit card
 operations        (17,930)        (16,972)      (34,301)     (28,575)
Depreciation
 expense            34,073          34,238        67,249       62,688
Amortization of
 customer lists     13,581          14,384        27,143       17,633
Amortization of
 favorable
 lease
 commitments         4,469           4,328         8,939        5,887
Transaction and
 other costs             -               -             -       23,544
Other income             -               -        (4,210)           -
                ----------- --------------- ------------- ------------

Operating
 earnings          127,804          69,720       282,078      174,659

Interest
 expense, net       65,537          66,047       134,354       82,390
                ----------- --------------- ------------- ------------

Earnings from
 continuing
 operations
 before income
 taxes              62,267           3,673       147,724       92,269

Income taxes        24,089           1,615        58,091       34,632
                ----------- --------------- ------------- ------------

Earnings from
 continuing
 operations         38,178           2,058        89,633       57,637

Earnings (Loss)
 from
 discontinued
 operations,
 net of taxes        2,845             986       (21,381)         409
                ----------- --------------- ------------- ------------

Net earnings       $41,023          $3,044       $68,252      $58,046
                =========== =============== ============= ============


    The results of operations have been prepared by comparing the results of the Successor for the twenty-six weeks ended January 27, 2007 to the mathematical combination of the Successor and Predecessor periods in the twenty-six weeks ended January 28, 2006. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.



                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)

SEGMENTS:                Thirteen Weeks Ended   Twenty-Six Weeks Ended
                        ----------------------- ----------------------
(dollars in millions)                                        January
                        January 27, January 28, January 27,     28,
                            2007       2006         2007       2006
                        ----------- ----------- ----------- ----------
                        (Successor) (Successor) (Successor) (Combined)

REVENUES:
  Specialty Retail
   Stores                 $1,069.9      $981.5    $1,949.9   $1,788.8
  Direct Marketing           225.9       213.0       385.1      351.9
                        ----------- ----------- ----------- ----------
    Total                 $1,295.8    $1,194.5    $2,335.0   $2,140.7
                        =========== =========== =========== ==========


OPERATING EARNINGS:
  Specialty Retail
   Stores                   $121.5       $94.3      $278.1     $229.8
  Direct Marketing            39.1        37.9        59.9       52.5
  Corporate expenses         (14.7)      (14.4)      (24.0)     (24.2)
                        ----------- ----------- ----------- ----------
ADJUSTED OPERATING
 EARNINGS                   $145.9      $117.8      $314.0     $258.1
  Amortization of
   customer lists and
   favorable lease
   commitments               (18.1)      (18.7)      (36.1)     (23.5)
  Non-cash items
   related to other
   valuation
   adjustments made in
   connection with the
   acquisition                   -       (29.4)          -      (36.4)
  Other income                   -           -         4.2          -
  Transaction and other
   costs                         -           -           -      (23.5)
                        ----------- ----------- ----------- ----------
OPERATING EARNINGS          $127.8       $69.7      $282.1     $174.7
                        =========== =========== =========== ==========


    The results of operations have been prepared by comparing the results of the Successor for the twenty-six weeks ended January 27, 2007 to the mathematical combination of the Successor and Predecessor periods in the twenty-six weeks ended January 28, 2006. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.

    Adjusted operating earnings represents operating earnings excluding amortization of customer lists and favorable lease commitments, purchase accounting adjustments, other income and transaction and other costs.

    Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.



                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)
OTHER DATA:

                        Thirteen Weeks Ended   Twenty-Six Weeks Ended
                       ----------------------- -----------------------
(dollars in millions)  January 27, January 28, January 27, January 28,
                          2007        2006         2007       2006
                       ----------- ----------- ----------- -----------
                       (Successor) (Successor) (Successor) (Combined)

Capital Expenditures          $29         $47         $71         $95

Depreciation                  $34         $34         $67         $63
Amortization of
 intangibles                  $18         $19         $36         $24

Rent Expense                  $23         $21         $44         $40



    CONTACT: Neiman Marcus, Inc., Dallas
             James E. Skinner, 214-757-2954
             Chief Financial Officer
             or
             Stacie Shirley, 214-757-2967
             Senior Vice President and Vice President - Finance and
             Treasurer